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                                                                    Exhibit 10.2
                            NONCOMPETITION AGREEMENT

                  This Noncompetition Agreement (this "Agreement") is made as of October 31, 1997, by and among Beckman Instruments, Inc., a Delaware corporation ("Buyer"), Coulter Corporation (the "Company") and Wallace H. Coulter, Joseph R. Coulter III and Laura G. Coulter-Jones (each, a "Key Employee").

                                 R E C I T A L S

                  Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from the stockholders of Coulter Corporation (the "Company") all of the outstanding shares (the "Shares") of common stock of the Company pursuant to the terms and conditions of the Stock Purchase Agreement dated August 29, 1997, as amended on October 31, 1997, among the Company, the stockholders of the Company listed on Annex A thereto and Buyer (the "Stock Purchase Agreement"). The Stock Purchase Agreement requires that noncompetition agreements be executed and delivered by each of the Key Employees as a condition to the purchase of the Shares by Buyer.

                                    AGREEMENT

                  The parties, intending to be legally bound and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                              ARTICLE 1 DEFINITIONS

                  Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

                      ARTICLE 2 ACKNOWLEDGMENTS BY SELLERS

                  Each Key Employee acknowledges that (a) Key Employee has occupied a position of trust and confidence with the Company prior to the date hereof and has become familiar with certain of the following, any and all of which constitute confidential information of the Company, (collectively, the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how,


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formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and data base technologies, systems, structures and architectures (and related processes, formulae compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the Company; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented); and (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing, (b) the Company conducts its business and markets its products and services throughout the world, (c) the Company competes with other businesses that are located throughout the world, and (d) the provisions of Articles 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Company's business and legitimate business interests as that term is used in the Florida Statute Section 542.335.

                       ARTICLE 3 CONFIDENTIAL INFORMATION

                  Subject to the Key Employees' rights as representatives or affiliates of Sellers to retain documents pursuant to Sections 6.9, 7.5 and 10.3 of the Stock Purchase Agreement, Key Employee acknowledges and agrees that all Confidential Information known or obtained by Key Employee, whether before or after the date hereof, is the property of the Company. Therefore, Key Employee agrees that Key Employee will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Key Employee has such information in Key Employee's memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Key Employee's fault or the fault of any other Person known by Key Employee to be bound by a duty of confidentiality to Buyer or the Company or when disclosure of such information is required by a court of law, any governmental agency or any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him or her to divulge, disclose or make accessible such information. Subject to the Key Employees' rights as representatives or affiliates of Sellers to retain documents pursuant to


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Sections 6.9, 7.5 and 10.3 of the Stock Purchase Agreement, Key Employee agrees, upon prior written request by Buyer, to deliver to Buyer within a reasonable period of time following receipt of such request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information that Key Employee may then possess or have under Key Employee's control.

                            ARTICLE 4 NONCOMPETITION

                  As an inducement for Buyer to enter into the Stock Purchase Agreement, Key Employee agrees that:

        (a)     For a period of three years after the Closing:

                (i) Key Employee will not, directly or indirectly, including through entities which Key Employee controls, or has a beneficial interest in, anywhere in the world, without the prior written consent of Buyer, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Key Employee's name or any similar name to, lend Key Employee's credit to, or render services or advice to, any business whose products or activities compete with the products or activities of the Company; provided, however, that (i) Key Employee may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
                        Section 12(g) of the Securities Exchange Act of 1934, so long as the cumulative purchase price of any such class of securities does not exceed $100 million at the time of purchase; (ii) each Key Employee, and such Key Employee's affiliates, as the case may be, shall be entitled to continue to hold the shares of Coulter Cellular Therapies Inc. ("CCTI") that will be distributed to such Key Employee or such affiliates, directly or indirectly, by dividend declared on October 20, 1997 and having a record date of October 30, 1997 (the "Distribution"), and to invest in CCTI and to sit on the board of directors of CCTI, so long as no Key Employees


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                        shall during the term of this Agreement (A) make any
                        additional investment in CCTI after the date hereof that increases the percentage shareholding of such Key Employee above the percentage that such Key Employee holds as a result of the Distribution or (B) participate in the day to day management of CCTI; (iii) each Key Employee, and such Key Employee's affiliates, as the case may be, shall be entitled to continue to hold such Key Employee's and such affiliates', as the case may be, current investment in Micromeretics Inc. ("Micromeretics") and to sit on the board of directors of Micromeretics, so long as no Key Employee shall during the term of this Agreement (A) increase such Key Employee's percentage shareholding in Micromeretics above the level of such Key Employee's current percentage shareholding or (B) participate in the day to day management of Micromeretics; (iv) each Key Employee and such Key Employee's affiliates, as the case may be, shall be entitled to invest in any investment fund, so long as (A) the Key Employee making such investment does not control the investment decisions of any such fund and (B) no Key Employee shall make an investment in excess of $100 million in any fund the investment criteria of which is primarily targeted at investments in the in vitro diagnostics industry; and (v) with respect to Wallace H. Coulter, the parties hereto acknowledge that in connection with his estate planning Wallace H. Coulter may establish one or more foundations for charitable purposes and the trustee or trustees of such foundation or persons performing analogous functions to a trustee or trustees shall be entitled to invest the foundation's principal and to make grants of its income or principal in accordance with the applicable governing documents thereof, it being understood that, in addition to the investments permitted by the foregoing clauses, the foundation shall be entitled to invest in private companies so long as such investments do not exceed $50 million. Each of the Key Employees agrees that this covenant is reasonable with respect to its duration, geographical area, and scope and is reasonably necessary to protect the legitimate business interests of the Company.

                (ii) Key Employee will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of Company to leave the employ of Company, (B) in any way interfere with the relationship between the Company and any employee of the Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company or
                        (D) induce or attempt to induce any customer, supplier, licensee, or


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                        business relation of the Company to cease doing business
                        with Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company.

                (iii) Key Employee will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Key Employee to be a customer of Company, whether or not Key Employee had personal contact with such Person with respect to products or activities which compete in whole or in part with the products or activities of the Company;

        (b) In the event of a breach by Key Employee of any covenant set forth in Subarticle 4(a) of this Agreement, the term of such covenant will be extended with respect to such Key Employee by the period of the duration of such specific breach;

        (c) Key Employee will not, at any time during or after the three year period, disparage Buyer or the Company, or any of their stockholders, directors, officers, employees, or agents; and

        (d) Key Employee will, for a period of three years after the Closing, within ten days after accepting any employment, advise Buyer of the identity of any employer of Key Employee. Buyer or Company may serve notice upon each such employer that Key Employee is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

                               ARTICLE 5 REMEDIES

                  If Key Employee breaches the covenants set forth in Articles 3 or 4 of this Agreement, Buyer and the Company will be entitled to the following remedies:

        (a) Buyer's sole remedy at law shall be recovery of damages from Key Employee in an amount equal to the amount received by such Key Employee, if any, under the Company's Special Incentive Plan;

        (b) In the event that a Key Employee breaches or threatens to breach any of the covenants contained herein, the Company or Buyer shall be entitled to seek a temporary or permanent injunction against such Key Employee prohibiting any further violation of


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                any such covenants, it being acknowledged and agreed that any such breach of the covenants will cause irreparable harm to the Company and Buyer, and that the remedy specified in paragraph
                (a) above for any breach or threatened breach of such covenants would be inadequate to protect the interests of Buyer or the Company. The injunctive or equitable relief provided herein shall be in addition to any award pursuant to paragraph (a) above.

        (c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

                        ARTICLE 6 SUCCESSORS AND ASSIGNS

                  This Agreement will be binding upon Buyer, the Company and each of the Key Employees and, with respect to the provisions of Article 3, Key Employee's assigns and legal representatives, and will inure to the benefit of Buyer and the Company and their affiliates, successors and assigns.

                                ARTICLE 7 WAIVER

                  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                             ARTICLE 8 GOVERNING LAW

                  This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.


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                   ARTICLE 9 JURISDICTION; SERVICE OF PROCESS

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the federal courts seated in the County of Dade, State of Florida or in any state court seated in the County of Dade, State of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                             ARTICLE 10 SEVERABILITY

                  Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Article 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Key Employee.

                             ARTICLE 11 COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                    ARTICLE 12 ARTICLE HEADINGS, CONSTRUCTION

                  The headings of Articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article" or "Articles" refer to the corresponding Article or Articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the


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circumstances require. Unless otherwise expressly provided, the word "including"
does not limit the preceding words or terms.

                               ARTICLE 13 NOTICES

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

          If to a Key Employee:     The address specified in Annex A hereto.


               With a copy to:      Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004
                                    Attention:  Francis J. Aquila
                                    Facsimile: (212) 558-3588

                       Buyer:       Beckman Instruments, Inc.
                                    2500 Harbor Boulevard
                                    Fullerton, California 92834
                                    Attention: President

               with a copy to:      Beckman Instruments, Inc.
                                    2500 Harbor Boulevard
                                    Fullerton, California 92834
                                    Attention:  General Counsel
                                    Facsimile: (714) 773-7936

                     Company:       Coulter Corporation
                                    Coulter Technology Center
                                    11800 Southwest 147th Avenue
                                    Miami, Florida 33196-2500
                                    Attention:  General Counsel
                                    Facsimile: (305) 380-8312


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               with a copy to:      Beckman Instruments, Inc.
                                    2500 Harbor Boulevard
                                    Fullerton, California 92834
                                    Attention:  General Counsel
                                    Facsimile: (714) 773-7936


                           ARTICLE 14 ENTIRE AGREEMENT

                  This Agreement, together with the Intellectual Property Agreement dated of even date herewith, constitutes the entire agreement between the parties with respect to the specific subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between Buyer the Company, and each Key Employee with respect to the specific subject matter of this Agreement. To the extent this Agreement is inconsistent with the terms of the Stock Purchase Agreement, the terms of this Agreement shall govern. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                            (signature page follows)


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               IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.

BUYER:                                      KEY EMPLOYEE:


By: /s/ William H. May                       /s/ Sue Van
   ----------------------------             --------------------------
        William H. May                      Wallace H. Coulter
        Vice President, General             By:    Sue Van
        Counsel and Secretary               Title: Attorney-in-fact


                                            /s/ Joseph R. Coulter III
                                            ---------------------------
                                                Joseph R. Coulter III


                                            /s/ Laura G. Coulter-Jones
                                            ---------------------------
                                                Laura G. Coulter-Jones


                                            COMPANY:

                                            By: /s/ Laura G. Coulter-Jones
                                                ----------------------------
                                                    Laura G. Coulter-Jones
                                                    Executive Vice President


Attachment:  Annex A


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                                     ANNEX A

        ADDRESSES OF RELATED PARTIES FOR NOTICE PURPOSES


Wallace H. Coulter
c/o Sue Van
c/o H. Randolph Williams, Esq.
Williams & Lee LLC
333 North Michigan Avenue
Suite 728
Chicago, IL  60601
Facsimile:  (312) 629-9020



Joseph R. Coulter III
260 Huntinglodge Drive
Miami Springs, FL  33166



Laura G. Coulter-Jones
1121 Starling Avenue
Miami Springs, FL  33166


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